EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER OF ZHANLING INTERNATIONAL LIMITED

In connection with the accompanying Quarterly Report on Form 10-Q of Zhanling International Ltd. for the quarter ended November 30, 2024, the undersigned, ZhenSheng Li, Chief Financial Officer of Zhanling International Ltd., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended November 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended November 30, 2024 fairly presents, in all material respects, the financial condition and results of operations of Zhanling International Ltd.

Date: January 7, 2025	By:	/s/ ZhenSheng Li
	Name:	ZhenSheng Li
	Title:	Chief Financial Officer